                                                                [EXECUTION COPY]

                                                                   EXHIBIT 10.58


================================================================================





                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                               USA NETWORKS, INC.,
                             BRICK ACQUISITION CORP.
                                       AND
                            TICKETMASTER GROUP, INC.
                              AS OF MARCH 20, 1998






================================================================================

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----

ARTICLE 1      THE MERGER.....................................................  2

        Section 1.1.  The Merger..............................................  2
        Section 1.2.  Effective Time of the Merger............................  2
        Section 1.3.  Closing.................................................  2
        Section 1.4.  Effects of the Merger...................................  2
        Section 1.5.  Certificate of Incorporation and Bylaws of Surviving
                        Corporation...........................................  2

ARTICLE 2      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
               CORPORATIONS; EXCHANGE OF CERTIFICATES ........................  3

        Section 2.1.  Effect of Merger on Capital Stock.......................  3
                      (a)  Capital Stock of Sub...............................  3
                      (b)  Treatment of Certain Shares of Company Common
                             Stock......... ..................................  3
                      (c)  Exchange Ratio for Company Common Stock............  3
                      (d)  Adjustment of Exchange Ratio for Dilution and Other
                             Matters..........................................  3
        Section 2.2.  Exchange of Certificates................................  4
                      (a)  Exchange Agent.....................................  4
                      (b)  Exchange Procedures................................  4
                      (c)  Distributions with Respect to Unsurrendered
                             Certificates.....................................  5
                      (d)  No Further Ownership Rights in Company Common
                             Stock......... ..................................  5
                      (e)  No Issuance of Fractional Shares...................  5
                      (f)  Termination of Exchange Fund.......................  6
                      (g)  No Liability.......................................  7
                      (h)  Lost, Stolen or Destroyed Certificates.............  7
        Section 2.3.  Stock Options...........................................  7
        Section 2.4.  Taking of Necessary Action; Further Action..............  7

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................  8

        Section 3.1.  Organization and Qualification; Subsidiaries............  8
        Section 3.2.  Certificate of Incorporation and Bylaws.................  9
        Section 3.3.  Capitalization..........................................  9
        Section 3.4.  Authority Relative to this Agreement; Board Approval.... 10
        Section 3.5.  No Conflict; Required Filings and Consents.............. 10


                                                                             PAGE
                                                                             ----
        Section 3.6.  Compliance; Permits..................................... 11
        Section 3.7.  SEC Filings; Financial Statements....................... 12
        Section 3.8.  Absence of Certain Changes or Events.................... 13
        Section 3.9.  Absence of Litigation................................... 13
        Section 3.10. Registration Statement; Proxy Statement................. 13
        Section 3.11. Brokers................................................. 14
        Section 3.12. Opinion of Financial Advisor............................ 14
        Section 3.13. Employee Benefit Plans.................................. 14
        Section 3.14. Tax Matters............................................. 15

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB............... 15

        Section 4.1.  Organization and Qualification; Subsidiaries............ 15
        Section 4.2.  Certificate of Incorporation and Bylaws................. 16
        Section 4.3.  Capitalization.......................................... 16
        Section 4.4.  Authority Relative to this Agreement; Board Approval.... 17
        Section 4.5.  No Conflict; Required Filings and Consents.............. 18
        Section 4.6.  Compliance; Permits..................................... 18
        Section 4.7.  SEC Filings; Financial Statements....................... 19
        Section 4.8.  Absence of Certain Changes or Events.................... 20
        Section 4.9.  Absence of Litigation................................... 20
        Section 4.10. Registration Statement; Proxy Statement................. 20
        Section 4.11. Brokers................................................. 21
        Section 4.12. Opinion of Financial Advisor............................ 21
        Section 4.13. Interim Operations of Sub............................... 21
        Section 4.14. Employee Benefit Plans.................................. 21
        Section 4.15. Tax Matters............................................. 22

ARTICLE 5      CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL
               AGREEMENTS..................................................... 22

        Section 5.1.  Information and Access.................................. 22
        Section 5.2.  Conduct of Business of the Company...................... 22
        Section 5.3.  Conduct of Business of Parent........................... 24
        Section 5.4.  Preparation of S-4 and Proxy Statement; Other Filings... 25
        Section 5.5.  Letter of Independent Auditors.......................... 26
        Section 5.6.  Shareholders Meeting.................................... 26
        Section 5.7.  Agreements to Take Reasonable Action.................... 27
        Section 5.8.  Consents................................................ 27
        Section 5.9.  NASDAQ Quotation........................................ 28
        Section 5.10. Affiliates.............................................. 28
        Section 5.11. Indemnification and Insurance........................... 28
        Section 5.12. Notification of Certain Matters......................... 28


                                                                             PAGE
                                                                             ----

        Section 5.13. Employee Agreements..................................... 28
        Section 5.14. Reorganization.......................................... 29

ARTICLE 6      CONDITIONS PRECEDENT........................................... 29

        Section 6.1.  Conditions to Each Party's Obligation to Effect the
                        Merger................................................ 29
                      (a)  Shareholder Approval............................... 29
                      (b)  Effectiveness of the S-4........................... 29
                      (c)  Governmental Entity Approvals...................... 29
                      (d)  No Injunctions or Restraints; Illegality........... 29
                      (e)  NASDAQ Quotation................................... 29
        Section 6.2.  Conditions of Obligations of Parent and Sub............. 30
                      (a)  Representations and Warranties..................... 30
                      (b)  Performance of Obligations of the Company.......... 30
                      (c)  Consents........................................... 30
                      (d)  Tax Opinion........................................ 30
        Section 6.3.  Conditions of Obligations of the Company................ 30
                      (a)  Representations and Warranties..................... 30
                      (b)  Performance of Obligations of Parent and Sub....... 31
                      (c)  Consents........................................... 31
                      (d)  Tax Opinion........................................ 31
                      (e)  Officer of Parent.................................. 31

ARTICLE 7       TERMINATION................................................... 31

        Section 7.1.  Termination............................................. 31
        Section 7.2.  Effect of Termination................................... 33
        Section 7.3.  Fees and Expenses....................................... 33

ARTICLE 8      GENERAL PROVISIONS............................................. 33

        Section 8.1.  Amendment............................................... 33
        Section 8.2.  Extension; Waiver....................................... 33
        Section 8.3.  Nonsurvival of Representations, Warranties and
                        Agreements........ ................................... 33
        Section 8.4.  Entire Agreement........................................ 34
        Section 8.5.  Severability............................................ 34
        Section 8.6.  Notices................................................. 34
        Section 8.7.  Headings................................................ 35
        Section 8.8.  Counterparts............................................ 35
        Section 8.9.  Benefits; Assignment.................................... 35
        Section 8.10. Governing Law........................................... 36


        EXHIBIT A       Form of Company Affiliate Letter

                             INDEX OF DEFINED TERMS

    Term                                                                      Section
    ----                                                                      -------

"Agreement".............................................................    Preamble
"Approvals".............................................................    Section 3.1
"Approved Matter".......................................................    Section 3.1
"Blue Sky Laws".........................................................    Section 4.5(b)
"Business Day"..........................................................    Section 1.3
"Certificates"..........................................................    Section 2.2(b)
"Closing"...............................................................    Section 1.3
"Closing Date"..........................................................    Section 1.3
"Code"..................................................................    Recitals
"Common Shares Trust"...................................................    Section 2.2(e)(iii)
"Commonly Controlled Entity"............................................    Section 3.13(a)
"Company"...............................................................    Preamble
"Company Banker"........................................................    Section 3.11
"Company Benefit Plans".................................................    Section 3.13(a)
"Company Common Stock"..................................................    Recitals
"Company Disclosure Letter".............................................    Section 3.3
"Company Option"........................................................    Section 2.3
"Company Permits".......................................................    Section 3.6(b)
"Company SEC Reports"...................................................    Section 3.7(a)
"Confidentiality Agreement".............................................    Section 5.1
"Constituent Corporations"..............................................    Section 1.1
"Cooperation Agreement" ................................................    Recitals
"Effective Time"........................................................    Section 1.2
"ERISA".................................................................    Section 3.13(a)
"ERISA Plan"............................................................    Section 3.13(a)
"Excess Shares".........................................................    Section 2.2(e)(ii)
"Exchange Act"..........................................................    Section 3.5(b)
"Exchange Agent"........................................................    Section 2.2(a)
"Exchange Fund".........................................................    Section 2.2(a)
"Exchange Ratio"........................................................    Section 2.1(c)
"GAAP"..................................................................    Section 3.7(b)
"Governmental Entity"...................................................    Section 3.5(b)
"Illinois Articles of Merger"...........................................    Section 1.2
"Illinois Certificate of Merger"........................................    Section 1.2
"Illinois Statute"......................................................    Recitals
"Investment Agreement"..................................................    Section 5.3
"Liberty"...............................................................    Section 5.3
"Material Adverse Effect"...............................................    Section 3.1, 4.1
"Merger"................................................................    Recitals
"Multiemployer Plan"....................................................    Section 3.13(a)


"NASD"..................................................................    Section 2.2(e)(iii)
"Ordinary Venue Contracts"..............................................    Section 5.2
"Other Filings".........................................................    Section 5.4
"Parent"................................................................    Preamble
"Parent Banker".........................................................    Section 4.11
"Parent Benefit Plans"..................................................    Section 4.14(a)
"Parent Class B Common Stock"...........................................    Section 4.3
"Parent Common Shares"..................................................    Section 4.3
"Parent Common Stock"...................................................    Section 2.1(c)
"Parent Disclosure Letter"..............................................    Section 4.3
"Parent ERISA Plan".....................................................    Section 4.14(a)
"Parent Permits"........................................................    Section 4.6(b)
"Parent Preferred Stock"................................................    Section 4.3
"Parent Proxy Statement"................................................    Section 4.3
"Parent SEC Reports"....................................................    Section 4.7(a)
"Proxy Statement".......................................................    Section 3.5(b)
"Rosen Option"..........................................................    Section 2.3
"S-4"...................................................................    Section 3.10
"SEC"...................................................................    Section 3.1
"Securities Act"........................................................    Section 3.7(a)
"Shareholders Meeting"..................................................    Section 3.10
"Special Committee".....................................................    Recitals
"Stock Plan"............................................................    Section 2.3
"Sub"...................................................................    Preamble
"Sub Common Stock"......................................................    Section 2.1(a)
"subsidiary"............................................................    Section 3.1
"Surviving Corporation".................................................    Section 1.1
"Surviving Corporation Common Stock"....................................    Section 2.1(a)
"Transactions"..........................................................    Recitals
"Universal".............................................................    Section 5.3

                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of March 20, 1998, by and among USA NETWORKS, INC., a Delaware corporation ("Parent"), BRICK ACQUISITION CORP., an Illinois corporation and a wholly owned subsidiary of Parent ("Sub"), and TICKETMASTER GROUP, INC., an Illinois corporation (the "Company").

                                    RECITALS:

               A. The Boards of Directors of Parent, Sub and the Company have each approved the terms and conditions of the business combination between Parent and the Company to be effected by the merger (the "Merger") of Sub with and into the Company, pursuant to the terms and subject to the conditions of this Agreement and the Business Corporation Act of the State of Illinois (the "Illinois Statute"), and each deems the Merger advisable and in the best interests of each corporation. A Special Committee of the Board of Directors of the Company (the "Special Committee") has determined that the Merger is fair to, and in the best interests of, the holders of shares of common stock, no par value, of the Company ("Company Common Stock"), other than Parent and its subsidiaries, and has recommended to the Board of Directors of the Company that it approve the terms and conditions of the Merger, including this Agreement. The Disinterested Directors (as defined in Section 5/7.85 of the Illinois Statute) of the Company have approved the terms and conditions of the Merger.

               B. Each of Parent, Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger.

               C. For federal income tax purposes, it is intended that the Merger and the transactions contemplated thereby qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

               D. It was a condition, which condition was satisfied, to the willingness of Parent and Sub to enter into this Agreement and to consummate the transactions contemplated hereby (the "Transactions"), including the acquisition of the stock of the Company in the Merger from the Company's shareholders, including the Chief Executive Officer, that the Chief Executive Officer of the Company entered into that certain agreement with Parent, dated March 9, 1998 (the "Cooperation Agreement"), pursuant to which, among other things, such individual agreed not to compete with, or to solicit customers of, the Company from and after the expiration of his current employment agreement with the Company and to cooperate with the Company and Parent to provide for an orderly transition to a new Chief Executive Officer of the Company.

               NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the Illinois Statute, at the Effective Time, Parent shall cause Sub to be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Sub shall cease. Sub and the Company are collectively referred to as the "Constituent Corporations."

               SECTION 1.2. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the Merger shall become effective (the "Effective Time") upon the filing of properly executed articles of merger (the "Illinois Articles of Merger") with, and the issuance of a certificate of merger (the "Illinois Certificate of Merger") by, the Secretary of State of the State of Illinois in accordance with the Illinois Statute. The Effective Time shall be the time of the Closing as set forth in Section 1.3.

               SECTION 1.3. CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be no later than the third Business Day after satisfaction of the latest to occur of the conditions set forth in Sections 6.1 (other than Section 6.1(d)), 6.2(b) (other than the delivery of the officers' certificate referred to therein), 6.2(c), 6.3(b) (other than the delivery of the officers' certificate referred to therein), and 6.3(c), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another place is agreed to in writing by the parties. As used in this Agreement, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York, the State of Delaware or the State of Illinois.

               SECTION 1.4. EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Sub shall cease and Sub shall be merged with and into the Company, with the result that the Company shall be the Surviving Corporation, and (b) the Merger shall have all of the effects provided by the Illinois Statute.

               SECTION 1.5. CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. At the Effective Time, (a) the certificate of incorporation of Sub shall be the certificate of incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Illinois Statute; (b) the bylaws of Sub shall become the bylaws of the Surviving Corporation until altered, amended or repealed as provided in the Illinois Statute or in the certificate of incorporation or bylaws of the Surviving Corporation; (c) the directors of Sub shall become the initial directors of the Surviving Corporation, such directors to hold office from the Effective Time until their respective successors are duly elected or appointed as provided in the certificate of incorporation and bylaws of the Surviving Corporation; and (d) the officers of the Company shall continue as the officers of the Surviving Corporation until such time as their respective successors are duly elected as provided in the bylaws of the Surviving Corporation.

                                    ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1 EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, subject and pursuant to the terms of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any shares of capital stock of the Constituent Corporations:

               (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, $.01 par value per share, of Sub ("Sub Common Stock") shall be converted into one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of Surviving Corporation Common Stock.

               (b) Treatment of Certain Shares of Company Common Stock. Each share of Company Common Stock that is owned by the Company as treasury stock and each share of Company Common Stock that is owned by Parent, Sub or any other wholly owned subsidiary of Parent shall not be cancelled and retired and shall be treated as provided in Section 2.1(c).

               (c) Exchange Ratio for Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by shareholders who properly demand dissenters' rights in accordance with
        Section 5/11.70 of the Illinois Statute), shall, subject to Section 2.1(d), be converted into the right to receive 1.126 of a fully paid and nonassessable share of common stock, $.01 par value per share, of Parent ("Parent Common Stock") (the "Exchange Ratio"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding, and shall automatically be cancelled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued; and, in lieu thereof, a cash payment shall be made pursuant to
        Section 2.2(e).

               (d) Adjustment of Exchange Ratio for Dilution and Other Matters. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio, as the case may be, shall be correspondingly adjusted. Without otherwise limiting the foregoing, the Exchange Ratio of 1.126 set forth in paragraph (c) above gives effect to the two-for-one stock split declared by the Company on February 20, 1998, with respect to the Parent Common Shares (as defined in Section 4.3).

               SECTION 2.2. EXCHANGE OF CERTIFICATES.

               (a) Exchange Agent. Prior to the Closing Date, Parent shall select a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger. Prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article 2, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, the "Exchange Fund") issuable pursuant to Section 2.1(c) at the Effective Time in exchange for outstanding shares of Company Common Stock, which shall include such shares of Parent Common Stock to be sold by the Exchange Agent pursuant to Section 2.2(e).

               (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record (other than the Company, Parent, Sub and any wholly owned subsidiary of the Company) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (collectively, the "Certificates") whose shares were converted into the right to receive Parent Common Stock pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2 and any cash in lieu of fractional shares of Parent Common Stock, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock may be issued and paid to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Article 2 and the Illinois

Statute. The consideration to be issued in the Merger will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and any other required documents. No interest will be payable on such consideration regardless of any delay in making payments.

               (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor or such holder's transferee pursuant to Section 2.2(e), without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions on Parent Common Stock with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions on Parent Common Stock with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

               (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article 2 (plus any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to the shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

               (e) No Issuance of Fractional Shares.

                      (i) No certificates or scrip for fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

                      (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.2(b) (such excess, the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices in the over-the-counter market, all in the manner provided in clause (iii) of this
        Section 2.2(e).

                      (iii) The sale of the Excess Shares by the Exchange Agent shall be executed in the over-the-counter market through one or more member firms of the National Association of Securities Dealers, Inc. (the "NASD") and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Company Common Stock (the "Common Shares Trust"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled.

                      (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of Company Common Stock in lieu of any fractional share interests and subject to clause
        (v) of this Section 2.2(e), the Exchange Agent shall make available such amounts to such holders of Company Common Stock.

                      (v) Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the shareholders of the Company for 12 months after the Effective Time shall be delivered to Parent, upon demand, and any former shareholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

               (g) No Liability. Neither the Exchange Agent, Parent, Sub nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) from the Exchange Fund or cash from the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (h) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate(s).

               SECTION 2.3. STOCK OPTIONS. At the Effective Time, the Company's obligation with respect to each outstanding option (each, a "Company Option") to purchase shares of Company Common Stock issued pursuant to the Company's Stock Plan (the "Stock Plan") and (unless otherwise elected by the optionee pursuant to the terms of an individual agreement) pursuant to the Stock Option Agreement, dated as of December 15, 1993, between the Company and Fredric D. Rosen (the "Rosen Option"), as amended in the manner described in the following sentence, shall be assumed by Parent. The Company Options so assumed by Parent shall continue to have, and be subject to, the same terms and conditions as set forth in the Stock Plan and the Rosen Option and the agreements pursuant to which such Company Options were issued as in effect immediately prior to the Effective Time, which plan, agreements and Rosen Option shall be assumed by Parent, except that (in accordance with the applicable provisions of such plan and Rosen Option and subject to any other rights that a holder of Company Options may have) (a) each such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of that number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded up to the nearest whole number of shares of Parent Common Stock, and (b) the exercise price per share of Parent Common Stock shall equal the exercise price per share of Company Common Stock in effect immediately prior to the Effective Time divided by the Exchange Ratio. The adjustment provided herein with respect to any Company Options which are "Incentive Stock Options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. Parent shall reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such Company Options pursuant to this Section 2.3.

               SECTION 2.4. TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm of record or otherwise establish in the Surviving Corporation full right, title and interest in, to or under any of the assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the

Surviving Corporation are fully authorized in the name and on behalf of each of the Constituent Corporations or otherwise to take all such lawful and necessary or desirable action.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent and Sub as follows:

SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its "Significant Subsidiaries" (as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) is a corporation or other entity duly incorporated or organized, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is, as applicable, duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in this Article 3 or elsewhere in this Agreement in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, excluding (i) any changes or effects resulting from any matter, which matter was expressly approved by the Board of Directors of the Company following the date hereof unless, with respect to such matter, both directors of the Company who are also executive officers of Parent either voted against or abstained from voting (such matter and related contemplated transactions, an "Approved Matter") and (ii) changes in general economic conditions in the economy as a whole. Other than wholly owned subsidiaries and except as disclosed in the Company SEC Reports or Section 3.1 of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business, association or entity. As used in this Agreement, "subsidiary" with respect to any person shall mean any entity which such person has the ability to control the voting power thereof, either through ownership of equity interests or otherwise, provided that under no circumstances shall the Company and its subsidiaries be deemed to be subsidiaries of Parent.

               SECTION 3.2. CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has previously furnished or made available to Parent a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation and bylaws are in full force and effect. Neither the Company nor any of its Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

               SECTION 3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 20,000,000 shares of Company Preferred Stock. At the close of business on March 9, 1998,
(a) 26,176,265 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and not subject to preemptive rights, (b) of the amount referred to in clause (a) above, no shares of Company Common Stock were held in treasury by the Company or by wholly owned subsidiaries of the Company, (c) options to purchase 2,658,086 and 1,331,340 shares of Company Common Stock were outstanding under the Stock Plan and the Rosen Option, and (d) 237,346 shares of Company Common Stock were reserved for issuance to the former owners of the Company's Canadian subsidiary. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. No change in such capitalization has occurred between March 9, 1998 and the date hereof, except (i) the issuance of shares of Company Common Stock pursuant to the exercise of outstanding options and (ii) as contemplated by this Agreement. Except as set forth in this Section 3.3 or as disclosed in Section 3.3 of the disclosure letter delivered by the Company to Parent (the "Company Disclosure Letter"), as of the date of this Agreement, there are no options, warrants or other rights, agreements, or commitments, in each case to which the Company or any of its subsidiaries is a party, of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
Section 3.3 of the Company Disclosure Letter, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding equity interests of each of the Company's subsidiaries are duly authorized, validly issued, and, where applicable, fully paid and nonassessable, and, except as set forth in Section 3.3 of the Company Disclosure Letter or (in the case of subsidiaries of the Company only) for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

               SECTION 3.4. AUTHORITY RELATIVE TO THIS AGREEMENT; BOARD
                            APPROVAL.

               (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the shareholders of the Company of this Agreement, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the vote of shareholders of the Company owning at least a majority of the outstanding shares of Company Common Stock in accordance with the Illinois Statute and the Company's Articles of Incorporation and Bylaws, which vote is the only vote required to consummate the Transactions under the Company's Articles of Incorporation and the Illinois Statute). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 5/11.75 of the Illinois Statute will not apply to Parent or Sub and their respective affiliates and associates with respect to or as a result of this Agreement or the Transactions.

               (b) The Board of Directors of the Company based on the recommendation of the Special Committee (which recommendation was a condition to the approval of the Company's Board of Directors set forth in clause (i) of this sentence) has, prior to this Agreement, (i) approved this Agreement and the Transactions (including for purposes of the Illinois Statute), (ii) determined that the Transactions are fair to and in the best interests of the shareholders of the Company and (iii) recommended that the shareholders of the Company approve this Agreement and the Transactions. This Agreement and the Transactions have been approved by the vote of at least two-thirds of the Disinterested Directors (as defined in Section 5/7.85 of the Illinois Statute), and no vote of Company shareholders pursuant to Section 5/7.85 of the Illinois Statute is required in connection with the Transactions.

               SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by the Company do not, and the performance of its obligations hereunder and the consummation of the Transactions by the Company will not, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its subsidiaries; (ii) subject to obtaining the approval of the Company's shareholders of this Agreement in accordance with the Illinois Statute and the Company's Articles of Incorporation and Bylaws and compliance with the requirements set forth in Section 3.5(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected; or (iii) except as set forth in
Section 3.5 of the Company Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or the Company or its subsidiaries under, or give to others any rights of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Material Adverse Effect. Section 3.5 of the Company Disclosure Letter lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by the Company or its subsidiaries in connection with the consummation of the Transactions.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of its obligations hereunder and the consummation of the Transactions by the Company will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) the filing of documents to satisfy the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state takeover laws,
(ii) the filing with the SEC of a proxy statement and prospectus in definitive form relating to the Shareholders Meeting (the "Proxy Statement"), (iii) the filing of the Illinois Articles of Merger with, and the issuance of the Illinois Certificate of Merger by, the Secretary of State of the State of Illinois, (iv) filings under the rules and regulations of the NASD, or (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay in any material respect the Company from performing its obligations under this Agreement or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 3.6. COMPLIANCE; PERMITS.

               (a) Except as set forth in Section 3.6 or 3.9 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation (i) of, any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound, or (ii) whether after the giving of notice or passage of time or both, of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except for any conflicts, defaults or violations which do not and would not have, individually or in the aggregate, a Material Adverse Effect.

               (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 3.7. SEC FILINGS; FINANCIAL STATEMENTS.

               (a) The Company has made available to Parent a correct and complete copy of each report, schedule, registration statement (but only such registration statements that have become effective prior to the date hereof) and definitive proxy statement filed by the Company with the SEC on or since the date of its initial public offering and prior to the date of this Agreement (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by the Company with the SEC since such date. As of their respective dates, the Company SEC Reports and any forms, reports and other documents filed by the Company with the SEC after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, provided, however, that no representation is made with respect to information included in the Company SEC Reports that was provided in writing by Parent or Sub. None of the Company's subsidiaries is required to file any reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q or the Exchange Act regulations promulgated by the SEC), and each fairly presented the consolidated financial position of the Company and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

               (c) Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) set forth in Section 3.7 of the Company Disclosure Letter or the Company SEC Reports filed with the SEC prior to the date of this Agreement or provided for in the Company's balance sheet (and related notes thereto) as of January 31, 1997 filed in the Company SEC Reports, or (ii) incurred since January 31, 1997 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole or (iii) arising out of or incurred in connection with (x) this Agreement or the transactions contemplated hereby or
(y) an Approved Matter.

               SECTION 3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.8 of the Company Disclosure Letter, contemplated by this Agreement or disclosed in the Company SEC Reports, since January 31, 1997, (a) the Company and its subsidiaries have, in all material respects, conducted their businesses only in the ordinary course and in a manner consistent with past practice and have not taken any of the actions set forth in Section 5.2(b)(i)-(iv), (vii), (x), (xi), (xii) (but with respect to this clause, only since October 31, 1997) and (xiii), and (b) there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having or which could reasonably be expected to have a Material Adverse Effect, or (ii) any material change by the Company in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

               SECTION 3.9. ABSENCE OF LITIGATION. Except as disclosed in the Company SEC Reports or Section 3.9 of the Company Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or reasonably could be expected to, have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries (a) having or which would, or reasonably could be expected to, have a Material Adverse Effect or (b) which seeks to restrain, enjoin or delay consummation of any of the Transactions.

               SECTION 3.10. REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (b) the Proxy Statement will, at the date the Proxy Statement is mailed to the shareholders of the Company, at the time of the shareholders meeting of the Company (the "Shareholders Meeting") in connection with the Transactions and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made with respect to information included in the Proxy Statement that was provided in writing by Parent or Sub. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

               SECTION 3.11. BROKERS. Except as set forth in Section 3.11 of the Company Disclosure Schedule, no broker, finder or investment banker (other than Salomon Smith Barney (f/k/a Salomon Brothers Inc) (the "Company Banker")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete copy of all agreements between the Company and the Company Banker pursuant to which such firm would be entitled to any payment relating to the Merger and the Transactions.

               SECTION 3.12. OPINION OF FINANCIAL ADVISOR. The Special Committee and the Company's Board of Directors have received the written opinion, dated March 9, 1998, of the Company Banker that, as of March 9, 1998, the Exchange Ratio is fair to the holders of Company Common Stock (other than Parent or any subsidiary of Parent) from a financial point of view, a copy of which opinion will be delivered to Parent.

               SECTION 3.13. EMPLOYEE BENEFIT PLANS.

               (a) The Company has delivered or made available to Parent prior to the execution of this Agreement true and complete copies (or, in the case of bonus or other incentive plans, summaries thereof) of all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or any entity required to be aggregated with the Company pursuant to Section 414 of the Code (each, a "Commonly Controlled Entity") for the benefit of current or former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which current or former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No Company Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan").

               (b) All Company Benefit Plans are in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a Material Adverse Effect.

               (c) No ERISA Plan is subject to Title IV or Section 302 of ERISA, and no circumstances exist that could result in material liability to the Company under Title IV or Section 302 of ERISA.

               (d) Except as set forth in Section 3.13 of the Company Disclosure Letter, as described in any Company SEC Reports or as provided under the Stock Plan or any related agreement and the Rosen Option, neither the execution and delivery of this Agreement nor the consummation of the Transactions (or any termination of employment in connection with the Transactions) will (i) result in any material payment becoming due to any current or former director or employee of the Company or any of its affiliates from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

               SECTION 3.14. TAX MATTERS. Neither the Company nor any of its subsidiaries has taken or agreed to take any action (including in connection with the Transactions) that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

               Parent and Sub jointly and severally represent and warrant to the Company, as follows:

SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and its Significant Subsidiaries is a corporation or other entity duly organized, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Parent and its subsidiaries is, as applicable, duly qualified or licensed as a foreign corporation or other entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in this Article 4 or elsewhere in connection with Parent or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries (including USANi LLC, a Delaware limited liability company) taken as a whole, excluding changes in general economic conditions in the economy as a whole. Other than wholly owned subsidiaries and except as disclosed in the Parent

SEC Reports (as defined in Section 4.7(a)) or Section 5.3 of the Parent Disclosure Letter, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business, association or entity.

               SECTION 4.2. CERTIFICATE OF INCORPORATION AND BYLAWS. Parent has previously furnished to the Company a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Neither Parent nor any of its Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

               SECTION 4.3. CAPITALIZATION. In each case without giving effect to the 2-for-1 stock split declared by Parent on February 20, 1998, as of the date hereof, the authorized capital stock of Parent consists of (a) 800,000,000 shares of Parent Common Stock and 200,000,000 shares of Class B common stock, par value $.01 per share, of Parent ("Parent Class B Common Stock" and, together with the Parent Common Stock, the "Parent Common Shares") and (b) 15,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Preferred Stock"), none of which have been designated as to class or series. At the close of business on March 11, 1998, (i) 51,089,631 shares of Parent Common Stock were issued and outstanding and 16,006,808 shares of Parent Class B Common Stock were issued and outstanding, all of which Parent Common Stock and Parent Class B Common Stock are validly issued, fully paid and nonassessable and, except as disclosed in the Parent proxy statement dated January 12, 1998 (the "Parent Proxy Statement"), not subject to any preemptive rights, (ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iii) shares of USANi LLC exchangeable into 54,327,175 Parent Common Shares were outstanding, and (iv) Home Shopping Network, Inc. shares exchangeable into 7,905,016 shares of Parent Common Stock and 399,136 shares of Parent Class B Common Stock were outstanding. At the close of business on March 2, 1998, options to purchase 17,499,297 shares of Parent Common Stock were outstanding under Parent's 1997 Stock and Annual Incentive Plan, 1995 Stock Incentive Plan, 1992 Stock Option and Restricted Stock Plan, Stock Option Plan for Outside Directors, other Company stock option plans described in documents incorporated by reference in the Parent SEC Reports, and under equity compensation arrangements. Except as set forth in Section 4.3 of the Parent Disclosure Letter, no change in such capitalization has occurred between March 2, 1998 and the date hereof, except for issuances of Parent Common Stock upon exercise, conversion or exchange of the outstanding securities referenced in this Section 4.3. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of Sub consists of 100,000,000 shares of Sub Common Stock. As of the date hereof, 1,000 shares of Sub Common Stock are issued and outstanding. All of the outstanding shares of Parent's and Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this
Section 4.3, the Parent Proxy Statement or as disclosed in the disclosure letter delivered by Parent to the Company (the "Parent Disclosure Letter"), as of the date of this Agreement, there are no options, warrants or other rights, agreements, or commitments, in each case, to which Parent or any of its subsidiaries is a party, of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in,

Parent or any of its subsidiaries. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, except as set forth in the Parent Proxy Statement. Except as set forth in the Parent Proxy Statement or Section 4.3 of the Parent Disclosure Letter, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding equity interests (other than directors' qualifying shares) of each of Parent's subsidiaries are duly authorized, validly issued, and, where applicable, fully paid and nonassessable and, except as set forth in the Parent Proxy Statement or for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary. The shares of Surviving Corporation Common Stock to be issued in the Merger will, upon issuance, be validly issued, fully paid, nonassessable and free and clear of all security interests, liens, claims, pledges, agreements, limitations in the holder's voting rights, charges or other encumbrances of any nature whatsoever (in each case to which the Surviving Corporation is a party).

               SECTION 4.4. AUTHORITY RELATIVE TO THIS AGREEMENT;
                            BOARD APPROVAL.

               (a) Each of Parent and Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, or to consummate the Transactions (other than the approval of the NASD listing application with respect to the issuance of shares of Parent Common Stock in the Merger). This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal and binding obligations of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

               (b) The Board of Directors of Parent has (i) approved this Agreement and the Transactions and (ii) determined that the Transactions are fair to and in the best interests of the shareholders of Parent. No vote of Parent shareholders is required in connection with the Transactions.

               SECTION 4.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of their respective obligations hereunder and the consummation of the Transactions by Parent and Sub will not, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of Parent or any of its subsidiaries; (ii) subject to compliance with the requirements set forth in Section 4.5(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which their respective properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or Parent or its subsidiaries under, or give to others any rights of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective properties are bound or affected, except in the cases of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent and Sub from performing their respective obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Material Adverse Effect. Section 4.5(a) of the Parent Disclosure Letter lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by Parent or its subsidiaries in connection with the consummation of the Transactions.

               (b) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of their respective obligations hereunder and the consummation of the Transactions by Parent and Sub will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Entity except (i) the filing of documents to satisfy the applicable requirements, if any, of the Exchange Act and state takeover laws, (ii) the filing with the SEC of the Proxy Statement and the declaration of effectiveness of the S-4 by the SEC, (iii) the filing of the Illinois Articles of Merger with, and the issuance of the Illinois Certificate of Merger by, the Secretary of State of the State of Illinois, (iv) filings under the rules and regulations of the NASD, (v) filings under state securities laws ("Blue Sky Laws"), and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications
(A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay in any material respect Parent or Sub from performing their respective obligations under this Agreement or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 4.6. COMPLIANCE; PERMITS.

               (a) Except as disclosed in Section 4.6 or Section 4.9 of the Parent Disclosure Letter, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation (i) of, any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which any of their respective properties is bound, or (ii) whether after the giving of notice or passage of time or both, of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective properties is bound, except for any such conflicts, defaults or violations which do not and would not have, individually or in the aggregate, a Material Adverse Effect.

               (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Parent and its subsidiaries taken as a whole (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 4.7. SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Parent has made available to the Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after January 1, 1997 and prior to the date of this Agreement (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since January 1, 1997. As of their respective dates, the Parent SEC Reports and any forms, reports and other documents filed by Parent and Sub after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, provided, however, that no representation is made with respect to information included in the Parent SEC Reports that was provided in writing by the Company. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q or the Exchange Act regulations promulgated by the SEC) and each fairly presented the consolidated financial position of Parent and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

               (c) Except as disclosed in Section 4.7 of the Parent Disclosure Letter, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) set forth in the Parent SEC Reports filed with the SEC prior to the date of this Agreement or provided for in Parent's balance sheet (and related notes thereto) as of December 31, 1996 filed in the Parent SEC Reports or (ii) incurred since December 31, 1996 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.

               SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports or in Section 4.8 of the Parent Disclosure Letter or as contemplated by this Agreement, since December 31, 1996, (a) Parent and its subsidiaries have, in all material respects, conducted their businesses only in the ordinary course and in a manner consistent with past practice and have not taken any of the actions set forth in Section 5.3(b)(i)-(iv), and (b) there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having or which could reasonably be expected to have a Material Adverse Effect or (ii) any material change by Parent in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

               SECTION 4.9. ABSENCE OF LITIGATION. Except as disclosed in
Section 4.9 of the Parent Disclosure Letter or the Parent SEC Reports, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or could reasonably be expected to, have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries (a) having or which would, or could reasonably be expected to, have a Material Adverse Effect or (b) which seeks to restrain, enjoin or delay consummation of any of the Transactions.

               SECTION 4.10. REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made with respect to information included in the S-4 that was provided in writing by the Company. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

               SECTION 4.11. BROKERS. No broker, finder or investment banker (other than Allen & Company Incorporated ("Parent Banker")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

               SECTION 4.12. OPINION OF FINANCIAL ADVISOR. In connection with its March 13, 1998 approval of the Transactions, Parent's Board of Directors has received the oral opinion of Parent Banker that, as of March 13, 1998, the Exchange Ratio for each share of Company Common Stock (other than shares owned by Parent and its subsidiaries) is fair to Parent from a financial point of view, which opinion will be confirmed in writing, a copy of which will be delivered to the Company.

               SECTION 4.13. INTERIM OPERATIONS OF SUB. Sub is a direct wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

               SECTION 4.14. EMPLOYEE BENEFIT PLANS.

               (a) Parent will deliver or make available to the Company as soon as practicable after the execution of this Agreement true and complete copies (or, in the case of bonus or other incentive plans, summaries thereof) of all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Parent or any Commonly Controlled Entity of Parent for the benefit of current or former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which current or former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Parent Benefit Plans"). Any of the Parent Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Parent ERISA Plan." Except as set forth in Section 4.14 of the Parent Disclosure Letter, no Parent Benefit Plan is or has been a Multiemployer Plan within the meaning of
Section 3(37) of ERISA.

               (b) All Parent Benefit Plans are in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a Material Adverse Effect.

               (c) No parent ERISA Plan is subject to Title IV or Section 302 of ERISA and no circumstances exist that could result in material liability to Parent under Title IV or Section 302 of ERISA.

               (d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (or any termination of employment in connection with the Transactions) will (i) result in any material payment becoming due to any current or former director or employee of Parent or any of its affiliates from Parent or any of its affiliates under any Parent Benefit Plan or otherwise,
(ii) materially increase any benefits otherwise payable under any Parent Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

               SECTION 4.15. TAX MATTERS. Neither Parent nor any of its affiliates has taken or agreed to take any action (including in connection with the Transactions) that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.


                                    ARTICLE 5

                        CONDUCT AND TRANSACTIONS PRIOR TO
                      EFFECTIVE TIME; ADDITIONAL AGREEMENTS

               SECTION 5.1. INFORMATION AND ACCESS. From the date of this Agreement and continuing until the Effective Time, the Company and Parent each agrees as to itself and its subsidiaries that it shall afford and, with respect to clause (b) below, shall cause its independent auditors to afford, (a) to the officers, independent auditors, counsel and other representatives of the other reasonable access to its and its subsidiaries' properties, books, records (including tax returns filed and those in preparation) and executives and personnel in order that the other may have a full opportunity to make such investigation as it reasonably desires to make of the other, and, in the case of access to the Company's executives and personnel, to plan and provide for the Merger and for the future direction of the Company, and (b) to the independent auditors of the other, reasonable access to the audit work papers and other records of its independent auditors. No investigation pursuant to this Section
5.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party. Promptly following the date hereof, the Company will deliver to Parent a complete copy of its current operating budget. Except as required by law or stock exchange or NASD regulation, any information furnished pursuant to this Section 5.1 shall be treated confidentially by such party, its officers, independent accountants and other representatives and advisors (except for such information as has otherwise been made public (other than by reason of a violation of this Section 5.1)), subject, in the case of information furnished to Parent, to any limitations in the letter agreement, dated as of February 9, 1998, between Parent and the Company (the "Confidentiality Agreement").

               SECTION 5.2. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement (including Section 5.2 of the Company Disclosure Letter) or with respect to Approved Matters, and excluding transactions between the Company and its wholly owned subsidiaries or between such subsidiaries, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to Section 7.1, (a) the Company and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice (including, without limitation, with respect to the terms of any new arena or venue contracts or renewals of existing arena or venue contracts (such contracts, "Ordinary Venue Contracts"), or financial expenditures), and (b) neither the Company nor any of its subsidiaries shall without the prior written consent of Parent:

               (i) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock, except dividends or distributions declared and paid by a subsidiary of the Company only to the Company or another subsidiary of the Company;

               (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock;

               (iii) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than the issuance of such capital stock to the Company or a wholly owned subsidiary of the Company, or upon the exercise or conversion of outstanding options or warrants in accordance with the Stock Plan or the Rosen Option in effect on the date of this Agreement or other convertible or exchangeable securities outstanding on the date hereof, in each case in accordance with its present terms), authorize or propose any change in its equity capitalization, or amend any of the financial or other economic terms of such securities or the financial or other economic terms of any agreement relating to such securities;

               (iv) amend its Articles of Incorporation or Bylaws in any manner;

               (v) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article not being satisfied;

               (vi) merge or consolidate with any other person, or acquire any assets or capital stock of any other person, other than acquisitions of assets in the ordinary course of business, such as for inventory or relating to the ordinary operations of the Company;

               (vii) incur any indebtedness or guarantee any indebtedness of another person or increase the indebtedness outstanding under any current agreement relating to indebtedness, other than trade payables, or as disclosed on Section 5.2 of the Company Disclosure Letter, in each case in the ordinary course of business;

               (viii) make or authorize any capital expenditures of the Company and its subsidiaries taken as a whole, other than capital expenditures permitted pursuant to Section 5.2 of Company Disclosure Letter;

               (ix) except as may be required by changes in applicable law or GAAP, change any method, practice or principle of accounting;

               (x) enter into any new employment agreements, or increase the compensation of any employee or officer of the Company or any of its subsidiaries (including entering into any bonus, severance or consulting agreement or other employee benefits arrangement or agreement pursuant to which such person has the right to any form of compensation from the Company or any of its subsidiaries), other than (A) with the prior consent of Parent, which consent will not be unreasonably withheld, or
        (B) as required by law or by written agreements in effect on the date hereof with such person, or otherwise amend in any material respect any existing agreements with any such person or use its discretion to materially amend any Company Benefit Plan or accelerate the vesting or any payment under any Company Benefit Plan;

               (xi) enter into any transaction with any officer or director of the Company or its subsidiaries, other than as provided for in the terms of any agreement in effect on or prior to the date hereof and described in the Company Disclosure Letter;

               (xii) enter into, amend in any material respect or waive any material rights under or terminate any material agreement to which the Company or any of its subsidiaries is a party, it being agreed that any Ordinary Venue Contract with less than $2,000,000 in financial commitments or guarantees by the Company or its subsidiaries over five years shall not be deemed material with respect to the entering into of a new or amending or extending an existing agreement;

               (xiii) settle or otherwise compromise any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to the Company or any of its subsidiaries; or

               (xiv) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

               With respect to any matter requiring the consent of Parent under this Section 5.2, the Company shall provide Parent with a summary of the deal terms, and Parent shall have five business days to discuss the matter with representatives of the Company and to indicate whether it consents to such matter. If Parent does not respond by the close of business on the fifth business day after it receives the notice hereunder, then such matter shall be deemed to have been consented to, and the Company may proceed on the basis of the terms described to Parent in the notice. If Parent advises the Company that it does not consent to such matter in such time period, the Company shall not take such action.

               SECTION 5.3. CONDUCT OF BUSINESS OF PARENT. Except as contemplated by this Agreement (including the Parent Disclosure Letter), and the Parent Proxy Statement or the Investment Agreement, as amended and restated as of December 18, 1997, among Parent, Universal Studios, Inc. ("Universal"), Home Shopping Network, Inc., and Liberty Media Corporation ("Liberty") (the "Investment Agreement") and excluding transactions between

Parent and its wholly owned subsidiaries or between such subsidiaries, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to Section 7.1, (a) Parent and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice, and (b) neither Parent nor any of its subsidiaries shall without the prior written consent of the
Company:

               (i) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock, except the 2-for-1 stock split declared by Parent on February 20, 1998, or dividends or distributions declared and paid by a subsidiary of Parent only to Parent or another subsidiary of Parent;

               (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for the 2-for-1 stock split declared by Parent on February 20, 1998 or repurchase, redeem or otherwise acquire any shares of its capital stock;

               (iii) except for the 2-for-1 stock split declared by Parent on February 20, 1998, issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than (A) the issuance of such capital stock to Parent or another wholly owned subsidiary of Parent, or upon the exercise or conversion of options or other convertible or exchangeable securities outstanding on the date of this Agreement or which Parent is obligated to issue pursuant to the Investment Agreement and related agreements with Universal and Liberty, or (B) the granting of options or stock to employees in the ordinary course of business and the issuance of Parent Common Stock upon exercise thereof) or authorize or propose any change in its equity capitalization;

               (iv) amend its Certificate of Incorporation in any manner or amend its Bylaws in any material respect; (v) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article 6 not being satisfied; or

               (vi) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

               SECTION 5.4. PREPARATION OF S-4 AND PROXY STATEMENT; OTHER FILINGS. As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and file with the SEC a preliminary Proxy Statement in form and substance reasonably satisfactory to each of Parent and the Company and Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement (or portion thereof) will be included as part of a prospectus. Each of Parent and the Company shall use its reasonable best efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Proxy Statement approved by the SEC to be mailed to the Company's shareholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or Blue Sky Laws relating to the Merger and the Transactions, including, without limitation or under state takeover laws (the "Other Filings"). The Company and Parent will notify the other party promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement or any Other Filing or for additional information, and will supply the other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the S-4 or any Other Filing, Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement. The Proxy Statement shall include, subject to applicable fiduciary duties (based on advice of outside counsel to the Special Committee), the recommendations of the Board of Directors of the Company in favor of approval of this Agreement and the Transactions; provided, that the Board of Directors of the Company will not recommend approval of this Agreement and the Transactions without the recommendation of the Special Committee. The Company and Parent each shall promptly provide the other (or its counsel) copies of all filings made by it with any Governmental Entity in connection with this Agreement and the Transactions. Parent shall take all necessary actions to cause the shares of Parent Common Stock issuable in connection with the Stock Plan and the Rosen Option (to the extent not exercised at or prior to the Effective Time) to be registered under the Securities Act. Prior to the Effective Time, the Company shall take appropriate action so that Parent's assumption of the Stock Plan as of the Effective Time shall be effective.

               SECTION 5.5. LETTER OF INDEPENDENT AUDITORS. The Company and Parent shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of Ernst & Young LLP, the Company's independent auditors, and KPMG Peat Marwick LLP, the Company's previous independent auditors, and of Ernst & Young LLP, Parent's independent auditors, in each case dated and delivered the date on which the S-4 shall become effective and as of the Effective Time, and addressed to the Boards of Directors of the Company and Parent, in form and substance reasonably satisfactory to the other and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the S-4.

               SECTION 5.6. SHAREHOLDERS MEETING. The Company shall call its Shareholders Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement. The Company shall use its reasonable best efforts to hold the Shareholders Meeting on the date as soon as practicable after the date on which the S-4 becomes effective. At the Shareholders

Meeting, Parent agrees to vote, or cause to be voted, all shares of Company Common Stock beneficially owned by it in favor of the Transactions and approval of this Agreement.

               SECTION 5.7. AGREEMENTS TO TAKE REASONABLE ACTION.

               (a) The parties shall take, and shall cause their respective subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and shall take all reasonable actions necessary to cooperate promptly with and furnish information to the other parties in connection with any such requirements imposed upon them or any of their subsidiaries in connection with the Merger. Each party shall take, and shall cause its subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other parties in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by it (or by the other parties or any of their respective subsidiaries) in connection with the Transactions or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting its ability to consummate the Transactions; (iii) to fulfill all conditions applicable to the parties pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that with respect to clauses (i) through (iv) above, the parties will take only such curative measures (such as licensing and divestiture) as the parties determine to be reasonable.

               (b) Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the Transactions, subject to the appropriate approval of the shareholders of the Company. Upon the request of Parent, the Company will, and will use its reasonable efforts to cause its officers to, cooperate with a designated search committee of officers and/or directors of Parent appointed by Parent to identify an appropriate successor Chief Executive Officer for the Company in connection with the Merger. In the event that Parent believes that the Company is not in compliance with the foregoing, Parent shall provide written notice to the non-employee directors of the Company so that the Company may so comply by taking such action as such directors deem appropriate in their good faith judgment.

               SECTION 5.8. CONSENTS. Parent, Sub and the Company shall each use all reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required in order to permit the consummation of the Merger and the Transactions and to enable the Surviving Corporation to conduct and operate the business of the Company and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

               SECTION 5.9. NASDAQ QUOTATION. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock issuable to the shareholders of the Company in the Merger to be eligible for quotation on the NASD National Market (or other national market or exchange on which Parent Common Stock is then traded or quoted) prior to the Effective Time.

               SECTION 5.10. AFFILIATES. At least ten Business Days prior to the date of the Shareholders Meeting, the Company shall deliver to Parent a list of names and addresses of those persons who were, at the record date for the Company Shareholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, from each of the affiliates of the Company identified in the foregoing list, agreements substantially in the form attached to this Agreement as Exhibit A.

               SECTION 5.11. INDEMNIFICATION AND INSURANCE. Parent shall cause the Surviving Corporation to maintain in effect, for a period of six years after the Effective Time, the current provisions regarding indemnification of officers and directors (including with respect to advancement of expenses) contained in the Articles of Incorporation and Bylaws of the Company. Upon the Effective Time, Parent shall assume all of the obligations of the Company under the Company's existing indemnification agreements with each of the existing and former directors and officers of the Company, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events which occurred on or before the Effective Time or relating to the Merger or Transactions. In addition, Parent agrees to provide to the current directors and officers of the Company the maximum indemnification protection (including with respect to advancement of expenses) permitted under the Illinois Statute. Parent agrees to cause the Company to have in effect, as of the Effective Time and covering the six-year period following the Effective Time, for the benefit of the Company's current and former directors and officers, insurance in the same amount and on substantially the same terms as the Company's current directors' and officers' policies with respect to acts or omissions occurring on or prior to the Effective Time.

               SECTION 5.12. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and Sub shall give prompt notice to the other such parties of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of the Company, Parent, or Sub as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               SECTION 5.13. EMPLOYEE AGREEMENTS. From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill all written employment, severance, termination, consulting and retirement agreements, as in effect on the date hereof, to which the Company or any of its subsidiaries is a party, pursuant to the terms thereof and applicable law.

               SECTION 5.14. REORGANIZATION. From and after the date hereof, each of Parent and the Company and their respective subsidiaries shall not, and shall use reasonable efforts to cause their affiliates not to, take any action, or fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or enter into any contract, agreement, commitment or arrangement that would have such effect.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

               SECTION EXCHANGE 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Closing Date of the following conditions:

               (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company, in accordance with all applicable provisions of the Illinois Statute.

               (b) Effectiveness of the S-4. The S-4 shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

               (c) Governmental Entity Approvals. All other material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the Merger and the consummation of the Transactions shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not, in the reasonable opinion of Parent, have a Material Adverse Effect on the Company or Parent.

               (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other Transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending or threatened; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger or the other Transactions illegal or prevents or prohibits the Merger or the other Transactions.

               (e) NASDAQ Quotation. The shares of Parent Common Stock issuable to the holders of the Company Common Stock pursuant to the Merger shall have been authorized for quotation on the NASD National Market (or other national market or exchange on which Parent Common Stock is then traded or quoted), upon official notice of issuance.

        SECTION 6.2. CONDITIONS OF OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived in writing by
Parent:

               (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct or, in the case of representations and warranties not containing any materiality qualifier, including, without limitation, "Material Adverse Effect," shall be true and correct in all material respects (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided, that in the cases of clauses (i) and (ii), any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and Parent shall have received certificates to such effect signed by the Chief Executive Officer or the Chief Financial Officer of the Company with respect to Company matters.

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all of its respective obligations and covenants, taken as a whole, required to be performed by it under this Agreement prior to or as of the Closing Date, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer or the Chief Financial Officer of the Company.

               (c) Consents. Parent and Sub shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the Company Disclosure Letter to be obtained by the Company in form and substance reasonably satisfactory to Parent and Sub, except those consents the failure to so receive would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (d) Tax Opinion. Parent and Sub shall have received the opinion, dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, special counsel to Parent, based upon customary representations, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Company, Sub and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code, and
        (ii) no taxable gain or loss will be recognized, for federal income tax purposes, by shareholders of the Company who exchange Company Common Stock for shares of Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of fractional shares).

        SECTION 6.3. CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, unless waived in writing by the Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct or, in the case of representations and warranties not containing any materiality qualifier, including, without limitation, "Material Adverse Effect," shall be true and correct in all material respects (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided, that in the cases of clauses (i) and (ii), any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and the Company shall have received certificates to such effect signed by a senior executive officer of Parent and of Sub to such effect with respect to Parent matters and Sub matters, respectively.

               (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all of their respective obligations and covenants, taken as a whole, required to be performed by such party under this Agreement prior to or as of the Closing Date, and the Company shall have received certificates to such effect signed by a senior executive officer of Parent and of Sub with respect to Parent and Sub matters, respectively.

               (c) Consents. The Company shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement and the Parent Disclosure Letter to be obtained by Parent in form and substance reasonably satisfactory to the Company, except those consents the failure to so receive, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

               (d) Tax Opinion. The Company shall have received the opinion, dated the Closing Date, of Shearman & Sterling, special counsel to the Company, based upon customary representations, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Company, Sub and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code, and
        (ii) no taxable gain or loss will be recognized, for federal income tax purposes, by shareholders of the Company who exchange Company Common Stock for shares of Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of fractional shares).

               (e) Officer of Parent. Mr. Barry Diller shall continue to be the Chief Executive Officer of Parent.

                                    ARTICLE 7

                                   TERMINATION

SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of the Company:

               (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company based on the recommendation of the Special Committee;

               (b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 1998 (provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

               (c) by either Parent or the Company, if (i) a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable or
        (ii) a governmental, regulatory or administrative agency or commission shall seek to enjoin the Merger and the terminating party reasonably believes that the time period required to resolve such governmental action and the related uncertainty is reasonably likely to have a Material Adverse Effect on either Parent or the Company;

               (d) by either Parent or the Company, if the required approvals of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a Shareholders Meeting or at any adjournment thereof (provided, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain shareholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

               (e) by Parent, if the Board of Directors of the Company acting on the recommendation of the Special Committee shall have withdrawn or modified its recommendation concerning the Merger in accordance with
        Section 5.4 hereof;

               (f) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in
        Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(f); or

               (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in
        Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 7.1(g).

        SECTION 7.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (a) as set forth in the last sentence of Section 5.1, this Section 7.2, Section 7.3, and Article 8, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement.

        SECTION 7.3. FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                    ARTICLE 8

                               GENERAL PROVISIONS

SECTION 8.1 AMENDMENT. This Agreement (including the Exhibits and disclosure letters hereto) may be amended prior to the Effective Time by Parent, Sub and the Company, by action taken by the Board of Directors of Parent and the Board of Directors of the Company (provided, that no amendment shall be approved by the Board of Directors of the Company unless such amendment shall have been recommended by the Special Committee and, if required by law, approved by the disinterested directors of the Company), at any time before or after approval of the Merger by the shareholders of the Company but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 8.2. EXTENSION; WAIVER. At any time prior to the Effective Time (whether before or after approval of the shareholders of the Company), Parent and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any extension or waiver on behalf of the Company shall be taken only upon the recommendation of the Special Committee (and, if required by law, by the disinterested directors of the Company). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        SECTION 8.3. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument or certificate delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not survive the Merger, except for the agreements contained in Sections 2.2 (exchange of Certificates), 2.3 (Company Options), 2.4 (further assurances), 5.11 (indemnification), 5.13 (employee agreements) and 5.14 (reorganization), each of which shall survive the Merger.

        SECTION 8.4. ENTIRE AGREEMENT. This Agreement (including the Exhibits and disclosure letters hereto) and the Confidentiality Agreement contain the entire agreement among all of the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto, but shall not supersede any agreements among any group of the parties hereto entered into on or after the date hereof. In this regard, the breach of the Cooperation Agreement in and of itself shall not be deemed to be a breach of this Agreement.

        SECTION 8.5. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 8.6. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent or Sub, to:

                             USA Networks, Inc.
                             152 West 57th Street
                             New York, NY  10019
                             Attention:  General Counsel
                             Telecopier: (212) 582-9291;

                   with a copy to:

                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, NY 10019-5150
                             Attention:  Pamela S. Seymon, Esq.
                             Telecopier: (212) 403-2000

               (b) if to the Company, to:

                             Ticketmaster Group, Inc.
                             8800 Sunset Boulevard
                             West Hollywood, CA 90069
                             Attention: Ned S. Goldstein, General Counsel
                             Telecopier: 310-360-6512;

                   with a copy to:



                             Shearman & Sterling
                             599 Lexington Avenue
                             New York, NY  10022
                             Attention: Faith Grossnickle, Esq.
                             Telecopier: (212) 848-7179;

                   and to:

                             Neal, Gerber & Eisenberg
                             2 North LaSalle Street
                             Chicago, IL  60602
                             Attention: Charles E. Gerber, Esq.
                             Telecopier: (312) 269-1747

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing.

        SECTION 8.7. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 8.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        SECTION 8.9. BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise; provided, however, that the officers and directors of the Company are intended beneficiaries of the covenants and agreements contained in Section 5.11, the Company employees having the agreements described in Section 5.13 and the holders of Company Options described in Section 2.3, provided, that such assignment shall not alter the treatment of the Merger under the Code for Company shareholders, and the Company shall execute any amendment to this Agreement necessary to provide the benefits of this Agreement to any such assignee.

        SECTION 8.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to laws that might otherwise govern under applicable principles of conflicts of law, provided that any matter relating to the fiduciary matters affecting the Company and its board of directors or to the mechanics and legal consequences of the Merger shall be governed by Illinois law.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereinto duly authorized, as of the date first written above.

                                            USA NETWORKS, INC.


                                            By:
                                               ---------------------------------
                                               Name: Thomas J. Kuhn
                                               Title: Senior Vice President
                                                      and General Counsel


                                            BRICK ACQUISITION CORP.


                                            By:
                                               ---------------------------------
                                               Name: Thomas J. Kuhn
                                               Title: President


                                            TICKETMASTER GROUP, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                    EXHIBIT A
                        FORM OF COMPANY AFFILIATE LETTER

USA Networks, Inc.
152 West 57th Street
New York, NY 10019

Gentlemen:

               I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Ticketmaster Group, Inc., an Illinois corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of March 20, 1998 (the "Agreement"), by and among USA Networks, Inc., a Delaware corporation ("Parent"), Brick Acquisition Corp., an Illinois corporation ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger").

               As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Parent ("Parent Securities"). I would receive such shares in exchange for shares (or options for shares) owned by me of common stock, no par value per share, of the Company.

               I represent, warrant and covenant to Parent that in the event I receive any Parent Securities as a result of the Merger:

               1. I shall not make any sale, transfer, assignment or other disposition of the Parent Securities in violation of the Act or the Rules and Regulations.

               2. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, assign or otherwise dispose of Parent Securities, to the extent I felt necessary, with my counsel or counsel for the Company.

               3. I have been advised that the issuance of Parent Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Securities has not been registered under the Act, I may not sell, transfer, assign or otherwise dispose of Parent Securities issued to me in the Merger unless (i) such sale, transfer, assignment or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer, assignment or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer, assignment or other disposition is otherwise exempt from registration under the Act.

               4. I understand that Parent is under no obligation to register the sale, transfer, assignment or other disposition of Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

               5. I also understand that there will be placed on the certificates for the Parent Securities issued to me or any substitutions therefor, a legend stating in substance:

               THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS
               OF AN AGREEMENT DATED [           ] BETWEEN THE REGISTERED HOLDER
               HEREOF AND USA NETWORKS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF USA NETWORKS, INC.

               6. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on certificates issued to any transferee:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIED. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

               It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

               Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                            Very truly yours,


                                             -----------------------------------
                                             Name:


Accepted this ____ day of
_____________, 1998, by

USA NETWORKS, INC.

By
  ----------------------------------
   Name:
   Title: